Exhibit 23.1

Consent of PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IMAX Corporation of our report dated February 22, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in IMAX Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

October 6, 2023